UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2012

(Exact name of registrant as specified in its charter)

GEORGIA	000-32627	58-1423423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. BOX 455, 1010 NORTH WAY, DARIEN, GEORGIA 31305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (912) 437-4141

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Southeastern Banking Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 17, 2012 to consider and vote on the matters listed below. A total of 2,295,917 (or 73.36%) of the Company’s shares of common stock were present or represented by proxy at the Meeting. Shares of common stock that were outstanding and entitled to vote at the Meeting totaled 3,129,388.

Proposal 1: Election of Nine Directors for One-Year Terms

The individuals named below were elected to serve as directors of the Company for a one-year term expiring at the next Annual Meeting of Shareholders in 2013:

Director	Votes For	Votes Withheld	Broker Non-Votes
Alyson G. Beasley	2,033,625	6,478	255,814
David H. Bluestein	2,033,625	6,478	255,814
Albert P. Downey	2,033,625	6,478	255,814
Jerry W. Harper	2,033,625	6,478	255,814
Cornelius P. Holland, III	2,005,340	34,763	255,814
Alva J. Hopkins, III	2,005,340	34,763	255,814
Donald R. McCue	2,033,225	6,878	255,814
R. Lanier Miles	2,033,225	6,878	255,814
Craig Root	2,032,941	7,162	255,814

Proposal 2: Appointment of Independent Auditors by the Audit Committee

Shareholders approved the appointment of independent auditors by the Audit Committee.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
2,295,251	0	666	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHEASTERN BANKING CORPORATION
(Registrant)

By:	/s/ DONALD J. TORBERT, JR.
Donald J. Torbert, Jr., Treasurer

Date: May 21, 2012

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